SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                  FORM 8-K/A-1



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT - NOVEMBER 26, 1999
                        (DATE OF EARLIEST EVENT REPORTED)



                               HS RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                           COMMISSION FILE NO. 0-18886


DELAWARE                                                          94-3036864
(STATE OF INCORPORATION)                                     (I.R.S. EMPLOYER
                                                          IDENTIFICATION NO.)

ONE MARITIME PLAZA, 15TH FLOOR, SAN FRANCISCO, CALIFORNIA               94111
(ADDRESS OF PRINCIPAL                                              (ZIP CODE)
EXECUTIVE OFFICES)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (415) 433-5795

                                    FORM 8-K/A

                               HS RESOURCES, INC.


      This report amends the Company's Current Report dated November 26, 1999, and filed December 13, 1999, by adding the financial statements and pro forma financial information set forth in Item 7 below.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements of Business Acquired.



             INDEX TO STATEMENTS OF ASSETS ACQUIRED AND REVENUES AND
                            DIRECT OPERATING EXPENSES

                      ACQUISITION OF THE WATTENBERG SYSTEM


                                                                            PAGE

Report of Independent Public Accountants...................................   3

Statement of Assets Acquired for the Wattenberg System.....................   4

Statement of Revenues and Direct Operating Expenses for the
     Wattenberg System.....................................................   5

Notes to Statement of Revenues and Direct Operating Expenses
     for the Wattenberg System.............................................   6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HS Resources, Inc.:

We have audited the accompanying statements of assets acquired and revenues and direct operating expenses for the gathering and transmission assets acquired from Kinder Morgan, Inc. and affiliated entities (the "Wattenberg System") as of and for the nine months ended September 30, 1999. These statements are the responsibility of HS Resources, Inc.'s management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statements of assets acquired and revenues and direct operating expenses for the Wattenberg System were prepared for the purpose of complying with the rules of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the assets and liabilities or revenues and expenses.

In our opinion, the statements referred to above present fairly, in all material respects, the assets acquired and revenues and direct operating expenses for the Wattenberg System as of and for the nine months ended September 30, 1999, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Denver, Colorado
January 28, 2000

                          STATEMENT OF ASSETS ACQUIRED
                            FOR THE WATTENBERG SYSTEM
                                 (IN THOUSANDS)
                               SEPTEMBER 30, 1999


     Gathering and Transmission Assets                 $  66,971

     Accumulated Depreciation                            (40,595)
                                                       ---------
     Net Gathering and Transmission Assets Acquired    $  26,376
                                                       =========


          The accompanying note is an integral part of this statement.

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                            FOR THE WATTENBERG SYSTEM
                                 (IN THOUSANDS)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999



Gathering Revenues                                             $ 19,384

Natural Gas Liquids Sales and other                               5,250
                                                               --------
Total Revenues                                                   24,634
                                                               --------
Cost of Sales                                                     7,025

Operating and Maintenance Costs                                   7,904

Depreciation                                                        816
                                                               --------
Total Direct Operating Expenses                                  15,745
                                                               --------
Revenues in Excess of Direct Operating Expenses                $  8,889
                                                               ========

          The accompanying note is an integral part of this statement.

              NOTE TO STATEMENT OF ASSETS ACQUIRED AND REVENUES AND
               DIRECT OPERATING EXPENSES FOR THE WATTENBERG SYSTEM


1.    Basis of Presentation

On November 26, 1999, HS Resources, Inc. (HSR) acquired certain gas gathering and transmission assets (the Wattenberg System) from Kinder Morgan, Inc. and affiliated entities (KMI) for an adjusted purchase price of approximately $48 million plus the assumption of an operating lease which had a present value of $19 million.

The Wattenberg System consists of a low pressure gathering system and a high pressure transmission system. The low pressure gathering system consists of more than 1,500 miles of pipeline and 3,000 horsepower of compression, located in five northeastern Colorado counties. Gas is delivered to the inlet of the high pressure transmission system, which consists of almost 60 miles of high pressure pipeline and almost 40,000 horsepower of compression. The acquisition is being accounted for using the purchase method of accounting.

The accompanying statements of assets acquired and revenues and direct operating expenses were derived from the historical accounting records of the Wattenberg System. The statement of assets acquired only presents the historical basis of the assets acquired and the related accumulated depreciation, as full financial statements for the acquired assets were not available. The statement of revenues and direct operating expenses does not include general and administrative, income tax or interest expenses as these costs were not accounted for at the asset level by KMI. Additionally, the level of these indirect expenses incurred by KMI may not be comparable to the expenses expected to be incurred by HSR.

Gathering and Transmission Assets

Gathering and transmission assets are stated at historical cost, which, for constructed plant, includes indirect costs such as payroll taxes, fringe benefits, administrative and general costs. Expenditures that increase capacities, improve efficiencies or extend useful lives are capitalized. Routine maintenance, repairs and renewal costs are expensed as incurred.

Depreciation is computed based on the straight-line method over the estimated useful lives of assets, ranging from 3 to 40 years for the gathering and transmission assets acquired.

          (b)  Pro Forma Financial Information.



                     INDEX TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS




                                                                            PAGE

Pro Forma Condensed Consolidated Balance Sheet as of September 30,
     1999..................................................................   9

Pro Forma Condensed Consolidated Statement of Operations for the
     Nine Months Ended September 30, 1999..................................  10

Notes to Pro Forma Condensed Consolidated Financial Statements.............  11

                 PRO FORMA FINANCIAL STATEMENTS WITH ACQUISITION
                            OF THE WATTENBERG SYSTEM


      The following unaudited pro forma condensed consolidated balance sheet at September 30, 1999 and pro forma condensed consolidated statement of operations for the nine months then ended adjust the historical financial information of HSR to reflect the acquisition of the Wattenberg System. The pro forma balance sheet and statement of operations were prepared as if the acquisition had occurred on September 30, 1999 and January 1, 1999, respectively. The pro forma adjustments are based on estimates and assumptions explained in further detail in the accompanying notes.

      The unaudited pro forma financial statements should be read in conjunction with the related historical financial statements and the related notes. The pro forma information presented is not necessarily indicative of the financial position or results that would have actually occurred had the acquisition of the Wattenberg System been consummated on the dates indicated or which may occur in the future.

                               HS RESOURCES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

                                                        (Historical)   Pro Forma
                                                            HSR       Adjustments   Pro Forma
                                                        -----------   -----------   ---------
                                                                                    <C
ASSETS

CURRENT ASSETS                                          $  77,553     $    (373)A   $  77,180
                                                         --------      --------      --------

OIL AND GAS PROPERTIES, at cost, using the
  successful efforts method:
  Undeveloped acreage                                     108,145           ---       108,145
  Costs subject to depreciation, depletion and
    amortization                                          859,798           ---       859,798
     Less--accumulated depreciation, depletion and
     amortization                                        (214,298)          ---      (214,298)
                                                         --------      --------      --------

     Net oil and gas properties                           753,645           ---       753,645
                                                         --------      --------      --------

GAS GATHERING AND TRANSPORTATION FACIILITIES, net           4,507        48,083 A      52,590
                                                         --------      --------      --------

OTHER ASSETS                                               15,958           360 A      16,318
                                                         --------      --------      --------

TOTAL ASSETS                                            $ 851,663     $  48,070     $ 899,733
                                                         ========      ========      ========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                     $  89,071     $     ---     $  89,071
                                                         --------      --------      --------

ACCRUED AD VALOREM TAXES                                   11,675           ---        11,675
                                                         --------      --------      --------

DEFERRED REVENUE                                            1,473           ---         1,473
                                                         --------      --------      --------

PAYABLE TO KMI                                                ---        48,070 A      48,070
                                                         --------      --------      --------

LONG-TERM BANK DEBT                                       234,000           ---       234,000
                                                         --------      --------      --------

9 7/8% SENIOR SUBORDINATED NOTES, net of
  unamortized discount                                     74,756           ---        74,756
                                                         --------      --------      --------

9 1/4% SENIOR SUBORDINATED NOTES, net of
  unamortized discount                                    230,661           ---       230,661
                                                         --------      --------      --------

DEFERRED INCOME TAXES                                      49,276           ---        49,276
                                                         --------      --------      --------

STOCKHOLDERS' EQUITY                                      160,751           ---       160,751
                                                         --------      --------      --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 851,663     $  48,070     $ 899,733
                                                         ========      ========      ========


        The accompanying notes are an integral part of these statements.

                               HS RESOURCES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                        (Historical)   Pro Forma
                                                            HSR       Adjustments   Pro Forma
                                                        -----------   -----------   ---------
REVENUES:
  Oil and gas sales                                     $ 116,281     $   9,333 C   $ 121,659
                                                                           (936)C
                                                                         (3,019)C
  Trading and transportation                               32,874           ---        32,874
  Gathering and transmission system revenues                  ---        17,610 B       9,127
                                                                         (9,333)C
                                                                            850 B
  Other gas revenues                                        7,323           ---         7,323
  Interest and other income                                   410           ---           410
                                                         --------      --------      --------
        Total revenues                                    156,888        14,505       171,393
                                                         --------      --------      --------

EXPENSES:
  Production taxes                                          7,657           ---         7,657
  Lease operating                                          20,936           ---        20,936
  Cost of trading and transportation                       31,442           ---        31,442
  Depreciation, depletion and amortization                 40,472         1,766 D      41,302
                                                                           (936)C
  Gathering and transmission system operating
    and management expense                                    ---         7,904 B       2,678
                                                                         (2,207)F
                                                                         (3,019)C
  Exploratory and abandonment                               9,098           ---         9,098
  Geological and geophysical                                4,780           ---         4,780
  Impairment and (gain)/loss on sales
    of oil and gas properties                              (1,228)          ---        (1,228)
  General and administrative                                3,942           ---         3,942
  Interest                                                 31,657         3,751 E      35,408
                                                         --------      --------      --------
        Total expenses                                    148,756         7,259       156,015
                                                         --------      --------      --------

INCOME BEFORE PROVISION FOR INCOME TAXES                    8,132         7,246        15,378

PROVISION FOR INCOME TAXES                                  3,098         2,761 G       5,859
                                                         --------      --------      --------

NET INCOME                                              $   5,034     $   4,485     $   9,519
                                                         ========      ========      ========

BASIC EARNINGS PER SHARE                                $    0.27     $    0.24     $    0.51
                                                         ========      ========      ========
DILUTED EARNINGS PER SHARE                              $    0.27     $    0.24     $    0.51
                                                         ========      ========      ========

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                     18,664           ---        18,664
                                                         ========      ========      ========
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING ASSUMING DILUTION                   18,815           ---        18,815
                                                         ========      ========      ========


        The accompanying notes are an integral part of these statements.

                               HS RESOURCES, INC.
            NOTES TO SEPTEMBER 30, 1999 UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


(A) Record the purchase of the Wattenberg System and payable to KMI as follows:

          Allocation of purchase price (in thousands):
             Gathering system assets            $  9,419
             Transmission system assets           35,963
             Other                                 2,701
                                                --------
             Gas gathering and
               transportation facilities          48,083
                                                --------
             Current assets net of cash
               payment to KMI                       (373)
             Deferred assets                         360
                                                --------
                                                $ 48,070
                                                ========


The acquisition of the assets was financed with an obligation to KMI which will be fully repaid by January 1, 2002.

(B) Record gross revenues and expenses associated with the Wattenberg System.

(C) Eliminate intercompany revenues and expenses attributable to gathering charges billed to the Company for its share of production on the Wattenberg System and record net Gathering System income as an offset to gathering charges previously deducted in the Company's oil and gas sales.

(D) Record DD&A expense on the Wattenberg System. Pro forma DD&A expense is computed using the straight-line method over 20 years.

(E) Record interest expense related to the payable due to KMI based upon an imputed interest rate of 11.8%

          (F) Record elimination of lease expense not assumed by HSR.

(G) Record the tax effect of the Wattenberg System assuming a combined federal and state effective tax rate of 38.1%.

      (c) Exhibits

          23.1  Consent of Arthur Andersen LLP

      (d) Signatures.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HS RESOURCES, INC.




                                    By:  /s/ JAMES M. PICCONE
                                       ----------------------------------
                                       James M. Piccone
                                       Vice President



Dated:  February 9, 2000.